As filed with the Securities and Exchange Commission on September 15, 2017

Registration No. 333-202920

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE FIRST BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Mississippi	64-0862173
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6480 U.S. Highway 98 West

Hattiesburg, Mississippi 39402

(601) 268-8998

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Donna T. (Dee Dee) Lowery

Executive Vice President and Chief Financial Officer

6480 U.S. Highway 98 West

Hattiesburg, Mississippi 39402

(601) 268-8998

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

The Commission is requested to send copies of all communications to:

Mark C. Kanaly, Esq.

Alston & Bird LLP

1201 W. Peachtree Street

Atlanta, Georgia 30309-3424

Telephone: (404) 881-7975

Facsimile: (404) 253-8390

Approximate date of commencement of proposed sale to the public:    Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-3 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (No. 333-202920) of The First Bancshares, Inc. (the “Company”) declared effective by the Securities and Exchange Commission on May 1, 2015 (the “Registration Statement”) registering $20,000,000 in securities of the Company, including senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, purchase contracts, units, warrants and rights, or any combination thereof, to be offered and sold by the Company from time to time (the “Securities”). No Securities were offered or sold under the Registration Statement. The Company hereby terminates the Registration Statement and removes from registration by means of this Post-Effective Amendment all unsold Securities registered under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hattiesburg, State of Mississippi, on September 15, 2017.

THE FIRST BANCSHARES, INC.

By:	/s/ M. Ray (Hoppy) Cole, Jr.
Name: M. Ray (Hoppy) Cole, Jr.
Title: Vice Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	September 15, 2017
E. Ricky Gibson

/s/ M. Ray (Hoppy) Cole, Jr.	Vice Chairman, President and Chief Executive	September 15, 2017
M. Ray (Hoppy) Cole, Jr.	Officer, (Principal Executive Officer)

/s/ Donna T. (Dee Dee) Lowery	Executive Vice President and Chief Financial	September 15, 2017
Donna T. (Dee Dee) Lowery	Officer (Principal Financial Officer and Principal
Accounting Officer)

	Director	September 15, 2017
Rodney T. Bennett

*	Director	September 15, 2017
David W. Bomboy

*	Director	September 15, 2017
Charles R. Lightsey

*	Director	September 15, 2017
Fred McMurry

	Director	September 15, 2017
Thomas E. Mitchell

*	Director	September 15, 2017
Ted E. Parker

*	Director	September 15, 2017
J. Douglas Seidenburg

*	Director	September 15, 2017
Andy Stetelman

/s/ M. Ray (Hoppy) Cole, Jr.	September 15, 2017
* M. Ray (Hoppy) Cole, Jr., as attorney-in-fact